UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 2, 2005

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

EXCO Resources, Inc., a Texas corporation (“EXCO”), previously announced the commencement of two separate cash tender offers to purchase its outstanding 7¼% Senior Notes due 2011 (the “Notes”): (1) a cash tender offer for up to $120.6 million of the Notes in accordance with Section 4.07 (the “asset sale offer”) of the Indenture dated January 20, 2004, as amended (the “Indenture”), and (2) a cash tender offer for any and all of the Notes in accordance with Section 4.11 (the “change of control offer”) of the Indenture.

The asset sale offer expired at 5:00 p.m., New York City time, on Friday, December 2, 2005.  As of the expiration date of the asset sale offer, Notes in the aggregate principal amount of $5,000 were tendered.  EXCO accepted the tendered Notes and payment was made on December 7, 2005.

The change of control offer is scheduled to expire at 5:00 p.m., New York City time, on Friday, December 9, 2005, unless extended.  Noteholders may withdraw their tenders from the change of control offer at any time prior to 5:00 p.m., New York City time on Tuesday, December 13, 2005, unless extended.  It is expected that payment on any tendered Notes will be made on December 14, 2005.  Specific details of the change of control offer are fully described in the Change of Control Notice and Offer to Purchase dated November 2, 2005 and as supplemented by Supplement No. 1 thereto dated November 23, 2005.

Wilmington Trust Company is the paying agent for both of the offers.  Requests for assistance or documentation should be directed to the paying agent at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware  19890, Attn.:  Corporate Capital Markets, Tel.:  (302) 636-6470.  Beneficial owners of the Notes may also contact their brokers, dealers, commercial banks, trust companies or other nominee through which they hold the Notes with questions and requests for assistance.

EXCO is a privately-held oil and natural gas acquisition, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, Colorado, Ohio, Pennsylvania and West Virginia.

Additional information about EXCO may be obtained by contacting EXCO’s President, Stephen F. Smith, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084.

In accordance with General Instruction B.2. of Form 8-K, the information contained in this Item 7.01 shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	December 7, 2005	By:	/s/ J. DOUGLAS RAMSEY
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer